                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     -------------------------------------


                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 26, 1999



                            Capital Automotive REIT
                            -----------------------
             (Exact name of registrant as specified in its charter)

Maryland                              000-23733                 54-1870224
--------                              ---------                 ----------
(State or other jurisdiction    (Commission file number)        (IRS Employer
 of incorporation)                                          Identification No.)


            1420 Spring Hill Road, Suite 525, McLean, Virginia 22102
         -------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code: (703) 288-3075


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item. 5.  Other Events.

  Before investing in the securities of Capital Automotive REIT (the "Company"), investors should be aware that there are various risks. Investors should carefully consider, among other factors, the risk factors discussed in this Current Report on Form 8-K, as well as the risks discussed in any prospectus or prospectus supplement of the Company. The Risk Factors contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Also, documents subsequently filed by the Company with the Securities and Exchange Commission (the "SEC") will contain forward-looking statements. When the Company refers to forward-looking information, sometimes the Company uses words such as "may," "will," "could," "should," "plans," "intends," "expects," "believes," "estimates," "anticipates" and "continues." The risk factors are not all inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be very different than those described by the Company. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company makes no promise to update any of the Company's forward-looking statements, or to publicly release the results if the Company revises any of them.

  Unless the context otherwise requires, the term the Company refers to Capital Automotive REIT and the term the Partnership refers to Capital Automotive L.P. Capital Automotive Group consists of the Company, the Partnership and their subsidiaries. The term "subsidiary" of the Company or the Partnership means a corporation, partnership, limited liability company or similar entity if the Company or the Partnership, alone or together, directly or indirectly own at least a majority of the equity interests of the entity.

                                 RISK  FACTORS

Need for Additional Financing - Capital Automotive Group's ability to grow will be limited if it cannot obtain additional financing.

  Capital Automotive Group's growth strategy includes continuing to acquire properties that are used by motor vehicle dealerships and related businesses. The Company believes that it will be difficult to fund Capital Automotive Group's expected growth with cash from operating activities because the Company is required to distribute to its shareholders at least 95% of the Company's taxable income each year to qualify as a REIT. These circumstances will require Capital Automotive Group to rely primarily upon the availability of debt or equity capital to fund acquisitions. The debt could include loans from third parties or the sale of debt securities by the Company. Equity capital could include common or preferred shares of the Company or units of limited partnership interest of the Partnership. Capital Automotive Group cannot guarantee that additional financing, re-financing or capital will be available. Future equity securities issued by Capital Automotive Group may have terms more favorable to investors than those of currently outstanding equity securities. Capital Automotive Group also may be unable to obtain financing on terms acceptable or advantageous to its long-term interests. If Capital Automotive Group is unable to meet its long-term capital needs for growth, then it may not achieve its investment objectives or complete future acquisitions and the amount of the Company's distributions to shareholders may be reduced.

Risk of Leverage - Capital Automotive Group may incur debt that is significant in relation to shareholders' equity.

  As of February 3, 1999, Capital Automotive Group had invested approximately $565 million in properties and had mortgage indebtedness of $162 million due in 2003 and 2008. That debt is secured by 64 properties. In the event of a default under a mortgage, the properties securing that mortgage could be foreclosed. Capital Automotive Group also has, and intends to put in place, other debt facilities. The Company's current policy on use of leverage is to operate with a debt to asset ratio of not more than approximately 50%. The Company's Declaration of Trust and Bylaws do not contain any debt incurrence limitations and the Board of Trustees could alter or eliminate this policy at any time. Under the current leverage policy, the Company would be permitted to and intends to obtain additional financing for Capital Automotive Group's long-term capital needs.

  If or when Capital Automotive Group obtains additional debt or the Company issues debt securities, one result could be increased interest rate risk and interest expense. Additional indebtedness may also increase Capital Automotive Group's exposure to the general risks associated with debt financing. For example, outside lenders may impose restrictions on Capital Automotive Group's ability to obtain additional debt capital or may limit Capital Automotive
Group's ability to engage in certain transactions.    Any breach of these
limitations could result in a default, which could mean that the lender would require all outstanding indebtedness to be immediately paid in full. To the extent any debt is secured by properties, Capital Automotive Group could risk losing the properties, if there is a default. Capital Automotive Group may be unable to repay or refinance this indebtedness. Capital Automotive Group could have to dispose of the properties on disadvantageous terms to repay indebtedness.

Potential Effect of Sales of Shares - If options and warrants for the Company's common shares and options or redemption rights for the Partnership's units are exercised, the number of common shares outstanding will increase, which may depress the price shareholders would receive if they sold their common shares.

  There are a large number of common shares reserved for issuance upon exercise of outstanding options and warrants which may increase the number of common shares that could be sold, including the following as of February 20, 1999:

  . options to acquire approximately 3,188,000 shares (including options for approximately 2,912,000 units), as well as options for approximately 64,000 additional common shares or units available under the Capital Automotive Group 1998 Equity Incentive Plan); of which approximately 707,000 options are currently exercisable; and

  . warrants to acquire approximately 3,142,000 common shares, of which warrants for approximately 2,692,000 common shares are currently exercisable.

  In addition, units issued by the Partnership for the acquisition of properties are redeemable by the holder generally after at least a one year holding period. The Partnership is obligated to redeem the units for cash, but the Company may elect to assume the obligation of the Partnership in which case it may pay cash or issue common shares. Units that are redeemed for shares will be exchanged on a one-for-one basis. As of February 20, 1999, approximately 6,695,000 units (of which approximately 4,961,000 are currently redeemable) are outstanding and redeemable for up to approximately 6,695,000 shares.

Capital Market Risks - Capital Automotive Group may experience difficulty obtaining funds through the capital markets.

  The Company may attempt to obtain funds through the capital markets by borrowing with the properties as collateral. Several factors affect Capital Automotive Group's ability to complete capital market financings, including:
(1) conditions in the securities markets generally, including volatility of the credit markets; (2) conditions in the commercial mortgage and asset-backed securities markets specifically; (3) the credit quality and rating given to such securities; (4) compliance with the eligibility requirements established by the financing documents; and (5) the absence of any material downgrading or withdrawal of ratings given to such securities. Depending on the outcome of any ratings and these other factors, the Company could be unable to, or otherwise, experience delay or difficulty in, implementing this strategy on satisfactory terms.

Volatility of Share Prices - The market price of the Company's common shares may vary substantially.

  The trading prices of equity securities issued by REITs have historically been affected by changes in broader market interest rates. An increase in market interest rates may lead prospective purchasers of the Company's common shares to demand a higher annual yield, which could reduce the market price of the common shares. Other factors could affect the market price of the Company's common shares. Some factors to consider include: (1) differences between the Company's actual financial results or operations and those expected by investors and analysts; (2) changes in analysts' recommendations or projections; (3) changes in general economic or market conditions; and (4) broad market fluctuations.

Uncertainty of Acquisitions - Capital Automotive Group may not be able to acquire additional properties on terms it believes appropriate, or at all.

  There may not be opportunities for further acquisitions of properties or opportunities to finance the acquisition of properties on terms that meet Capital Automotive Group's investment criteria. Capital Automotive Group may not be able to take advantage of the opportunities with which it is presented. This may affect Capital Automotive Group's expected growth.

Dependence on Dealer Group Cash Flows - Capital Automotive Group may suffer if dealer groups and other lessees generate insufficient cash flows from their operations to permit them to pay their rent and fulfill their other obligations under their leases.

  Capital Automotive Group depends on dealer groups, their related persons and entities, as well as third parties who lease properties from Capital Automotive Group (the "lessees"), to pay rent and meet their other lease obligations. If a lessee fails to pay its rent or to perform any other obligation under the lease, the lessee could be in default under the lease. Capital Automotive Group could wait to see if the lessee resumes paying rent or otherwise starts to comply with the lease or it may be able to declare the lease in default and seek to enforce its remedies under the lease. If the lease has been guaranteed, Capital Automotive Group could also attempt to collect unpaid rent or other money that is owed by the lessee from the guarantor. Capital Automotive Group may never collect the money that it is owed by the defaulting lessee or by a guarantor. Capital Automotive Group may seek to evict a defaulting lessee. Often eviction
is a time consuming legal process.   Assuming Capital Automotive Group was
successful in evicting a lessee or obtaining another legal remedy, it could incur substantial expenses and legal fees. These and other events could divert the attention of management from day to day business. If the lessee is evicted or otherwise vacates the property, Capital Automotive Group would have to re-lease the property, which could also be a time consuming and expensive process. The Company may not be able to re-lease a property on the same or better terms than the prior lease, or at all. Also, a lessee and/or guarantor can take actions to attempt to avoid paying rent or other money or to prevent a remedy (such as eviction). A lessee and/or guarantor can attempt to seek protection under the bankruptcy laws, which could result in a delay or reduction in the payments to Capital Automotive Group or could result in the lease being terminated at the request of the lessee.

  Capital Automotive Group could face other risks from its relationship with the lessees. For example, the lessees could be limited partners of the Partnership, which could make Capital Automotive Group less inclined to take an action or influence the timing of such action, if there is a default. Also, Capital Automotive Group depends on its lessees to maintain good relationships with motor vehicle manufacturers and to comply with their franchise agreements. If a lessee does not comply, the manufacturer could take actions that could affect the ability of a lessee to pay rent or comply with other lease terms. Capital Automotive Group also depends on the lessee to keep the property adequately insured. If the lessee does not have enough insurance and there is a loss, Capital Automotive Group could incur all or some of the cost to repair or replace the property. This list of ways that Capital Automotive Group is dependent on the lessees is not all inclusive. There are other ways in which actions by the lessee could have an adverse effect on Capital Automotive Group. The actions discussed above, as well as other events involving the lessee/lessor relationship, could adversely affect Capital Automotive Group's financial results and operations.

Dependence on Key Personnel - Capital Automotive Group's operations and business prospects may suffer if certain officers leave the Company.

  Capital Automotive Group is managed by a small group of senior executives. The loss of one or more of these officers could have a material adverse effect on Capital Automotive Group.

Dependence on Motor Vehicle Manufacturers - Capital Automotive Group may be harmed if manufacturers change production, inventory, marketing or other practices.

  A lessee's ability to pay rent and perform its other obligations under a lease will be dependent to a significant extent on its relationship with the motor vehicle manufacturer. The lessees or their related dealer groups generally operate dealerships that sell the products of more than one manufacturer. The sales mix of makes and models of motor vehicles tends to change periodically; therefore, sales of the makes or models of one manufacturer today may not reflect the level of future sales of that manufacturer's products. A reduction in inventory, particularly certain models, could lower sales. Certain other factors can also affect sales, including the manufacturer's financial condition, marketing programs and expenditures; vehicle design; production capabilities and management of the manufacturer; strikes and other labor actions by unions; negative publicity; product recalls; or litigation. The lessee may be unable to pay rent or meet other lease obligations, if a dealership's motor vehicle inventory is reduced or its profitability otherwise declines.

  Manufacturers exercise a substantial degree of control over dealerships, and the franchise agreements between the dealer groups and the manufacturers provide for termination or non-renewal for a variety of causes. Capital Automotive Group has no rights under the franchise agreements. If a manufacturer terminates or declines to renew one or more franchise agreements or negotiates terms for renewal that are better for the manufacturer, the lessee may be unable to pay rent to the Company and perform its other obligations under the lease.

  Certain franchise agreements also contain restrictions on the sale or transfer of assets or real property necessary for operation of the dealerships, or may grant manufacturers the right to purchase those assets or real property under certain circumstances, sometimes at below market terms. Failure to receive all or some of the required consents or waivers could interfere with Capital Automotive Group's ability to acquire or sell properties.

Volatility of Motor Vehicle Dealership Business - Capital Automotive Group may be harmed if automotive sales and servicing profitability decline.

  Capital Automotive Group's strategy is to acquire properties used in the operation of motor vehicle dealerships and related businesses. As a result, Capital Automotive Group may be exposed to risks common to that industry. A motor vehicle dealership's success depends on general economic and other factors. Various factors, many of which are beyond the control of the dealer group that operates the dealership, may adversely affect motor vehicle sales and servicing profitability. These factors include circumstances that affect consumer spending, such as rates of employment, income growth or interest rates; as well as other national and local conditions, automotive innovations and general consumer sentiment. An economic downturn within the motor vehicle industry will have a more significant effect on cash available for distribution to shareholders than if the Company had diversified its investments into properties used by other types of businesses.

Conflicts of Interest - Certain members of the Company's Board of Trustees have interests that could conflict with the interests of other shareholders.

  Certain conflicts of interest exist between the Company and Mr. Pohanka, Mr. Rosenthal, or Mr. Sheehy, each of whom is a Trustee of the Company and affiliated with certain lessees and entities which have sold property to Capital Automotive Group. Messrs. Pohanka, Rosenthal, and Sheehy may have the ability to influence Capital Automotive Group's business and operations in connection with (1) the terms of the leases for future properties which may be acquired from any one of them, (2) the exercise or waiver of the Company's rights under a lease with one of them, including the right of first offer and repurchase right,
(3) the decision to sell or refinance a property, (4) the terms of any "lock-out" restrictions, which limit the Company's ability to sell or refinance particular properties, and (5) the enforcement or waiver of the terms of any leases or other agreements with Messrs. Pohanka, Rosenthal or Sheehy or related persons or entities.

Competition in the Motor Vehicle Industry - Capital Automotive Group may suffer if the dealer groups that lease the properties owned by Capital Automotive Group are unable to compete effectively in the very competitive motor vehicle industry.

  The operation of dealerships and related businesses is a highly competitive undertaking. The United States motor vehicle industry generally is considered a mature industry. Minimal growth generally is projected in unit sales of new vehicles. The motor vehicle industry has been cyclical, historically experiencing periodic downturns. Many factors affect the industry, including general economic conditions and consumer confidence, the level of discretionary personal income, interest rates and credit availability. Some of the dealer groups that lease properties owned by Capital Automotive Group compete with dealerships that are larger and have greater financial and marketing resources. Competition may become stiffer if, as expected, certain vehicle manufacturers directly enter the retail market. In addition, the industry is undergoing consolidation. Dealer groups which sell motor vehicles of a single or a limited number of brands are increasingly being acquired by dealer groups that represent many manufacturers and brands, resulting in larger and more efficient competitors. The same is true for the manufacturers themselves, which may result in a reduction or consolidation of brands that a dealer group can market.

Reliance Upon Discretion of Management - Shareholders must rely upon management to identify and evaluate properties and make operational decisions.

  Shareholders will not have an opportunity to approve or evaluate any properties acquired by Capital Automotive Group, or acquisition and lease terms. Shareholders must depend upon the ability and judgment of the management of the Company with respect to the identification and selection of properties and the negotiation of acquisition and lease terms.

Real Estate Investment Risks - The Company's ability to make distributions to its shareholders and Capital Automotive Group's operations and financial status could be adversely affected by a number of factors affecting the value of real estate.

  The Company's ability to make distributions to its shareholders depends upon Capital Automotive Group's ability to generate revenues in excess of expenses, including debt service. Capital Automotive Group's investments are and will continue to be subject to the risks generally incident to the ownership of real property, including: (1) adverse changes in national or local economic conditions; (2) changes in the investment climate for real estate; (3) changes in real estate tax rates and other operating expenses; (4) adverse changes in governmental rules and fiscal policies, including zoning and land use; (5) acts of God which may result in uninsured losses; and (6) other factors which are beyond Capital Automotive Group's control. The material factors are discussed below:

  Common real estate risks could reduce Capital Automotive Group's revenues or increase its expenses. The properties may generate total revenues lower than those anticipated. This would reduce the amount of funds available for distribution by the Company to its shareholders. If a property is not returned to Capital Automotive Group in good condition, the security deposit may be insufficient to restore a property and Capital Automotive Group may be required to expend its own funds. These repair and restoration costs could be significant.

  Real estate tax levels could increase. Certain local real property tax assessors may seek to reassess the properties as a result of Capital Automotive Group acquiring such properties. Those properties may be subject to higher real estate tax rates. While the leases pass such increases on to the lessees, a lessee may be unable to pay the increased amount, or the increased costs could make the property less valuable in the future.

  Operating expenses could increase. The properties will be exposed to risks common to operating a commercial real estate property, any or all of which may affect Capital Automotive

Group. For example, the properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, and administrative expenses. If Capital Automotive Group is unable to lease properties on a basis that obligates the lessees to pay such amounts, or if a lessee fails to or is unable to pay required amounts, then Capital Automotive Group could be required to pay those costs. To the extent Capital Automotive Group covers these costs, the funds available for distributions or for future acquisitions could be reduced.

  Capital Automotive Group could have difficulty selling real estate it no longer wants to hold. The illiquidity of real estate investments may delay Capital Automotive Group's reaction to changes in economic or other conditions.

Control Over Properties - Capital Automotive Group does not exercise complete control over the management or maintenance of the properties it leases to dealer groups.

  The lessees of the properties control the management and maintenance of the properties under the leases. The leases generally require that the lessees operate the properties in an efficient and professional manner and maintain the properties in good order, repair and appearance. During the terms of the leases, Capital Automotive Group does not have the authority to require any lessees to operate the properties in a particular manner or to govern any particular aspect of their operation, except as set forth broadly in the leases.

Governmental Regulation - Environmental and other governmental laws and regulations could reduce the value or profitability of Capital Automotive Group's properties.

  The lessees and Capital Automotive Group are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, consumer protection laws and regulations relating to gasoline storage, waste treatment and other environmental matters, including:

  Environmental Laws. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to hazardous materials, environmental protection and human health and safety. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons including lessees, owners or operators, for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.

  These laws and regulations apply to such past and present business operations of the dealer groups as the use, storage, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes. Capital Automotive Group's lessees, like many of their competitors, have incurred, and will continue to incur, capital and operating expenditures and other costs associated with complying with such laws and regulations.

  Capital Automotive Group cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require Capital Automotive Group or the lessees to spend funds to remedy environmental problems. As a current or previous owner, the Company, the Partnership and/or a subsidiary may be held liable under certain laws for the costs of removal or remediation of certain hazardous or toxic substances found at a property. These costs could be substantial.

  Generally, the lessees must comply with environmental laws and most remediation requirements. Capital Automotive Group's leases typically impose obligations on the lessees to indemnify Capital Automotive Group from any compliance costs it may experience as a result of the environmental conditions on the property. However, if a lease does not require compliance, or if a lessee fails to or cannot comply, Capital Automotive Group could be forced to pay such costs. If not addressed, environmental conditions could impair Capital Automotive Group's ability to sell or re-lease the affected properties in the future or result in lower sales prices or rent payments.

  Americans With Disabilities Act of 1990. The properties, as commercial facilities, are required to comply with Title III of the Americans with Disabilities Act of 1990. Investigation of a property may reveal non-compliance with the Americans with Disabilities Act of 1990. The requirements of the Americans with Disabilities Act of 1990 may change in the future. Future compliance with the Act may require expensive changes to the properties. Although the lessee will typically have primary responsibility for complying with the Act, Capital Automotive Group may have to pay the costs if a lessee does not or cannot comply.

  Other Regulations. State and local fire, life-safety and similar requirements regulate the use of the properties. The leases typically require that each lessee comply with all regulations. Failure to comply could result in fines by governmental authorities, awards of damages to private litigants, or restrictions on the ability to conduct business on such properties. Non-compliance of this sort could affect Capital Automotive Group's revenues from a lessee and Capital Automotive Group's ability to re-sell or re-lease a property.

Competition for Properties -- If other companies seek to acquire properties used by motor vehicle dealerships or related businesses, Capital Automotive Group's acquisition costs may go up and the number of available acquisition opportunities and lease rates may go down.

  Other public or private entities may also target properties used by motor vehicle dealerships and related business for acquisition. Some of these companies may have greater financial resources or general real estate experience than Capital Automotive Group. The Company believes that competition for properties will primarily be on the basis of established relationships in the market place, acquisition price and rental and other lease terms. Competition could increase acquisition prices and decrease rents. This in turn would adversely impact Capital Automotive Group's financial results and reduce the funds available for distribution to the Company's shareholders.

REIT Qualification - The Company's distributions to shareholders may go down if the Company fails to continue to qualify as a REIT.

  The Company currently operates and has operated since 1998 in a manner that is intended to allow the Company to qualify as a REIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code ").

  Qualification as a REIT involves the application of highly technical and complex Code provisions. The complexity of these provisions and of the applicable income tax regulations that have been issued under the Code (the "Treasury Regulations ") is greater in the case of a REIT that holds its assets in partnership form. Certain facts and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying rents. Satisfying this requirement could be difficult, for example, if defaults by lessees were to reduce the amount of income from qualifying rents. Also, the Company must make distributions to shareholders aggregating annually at least 95% of its net taxable income (excluding capital gains). In addition, new legislation, new regulations, new administrative interpretations or new court decisions may significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

  If the Company fails to qualify as a REIT:

  . it would not be allowed a deduction for distributions to shareholders in computing taxable income;

  .  it would be subject to federal income tax at regular corporate rates;

  .  it could be subject to the federal alternative minimum tax;

  . unless it is entitled to relief under specific statutory provisions, it could not elect to be taxed as a REIT for four taxable years following the year during which the Company was disqualified; and

  . the funds available for distribution to shareholders would be reduced substantially for each of the years involved.

  Meeting Minimum Distribution Requirements. Generally, a REIT must distribute 95% of its REIT taxable income annually to shareholders. The Company will be subject to income tax on amounts of undistributed REIT taxable income and net capital gain. In addition, the Company would be subject to a 4% excise tax if it fails to distribute sufficient income to meet a minimum distribution test based on the Company's ordinary income, capital gain and aggregate undistributed income from prior years.

  The Company intends to make distributions to shareholders to comply with the Code's distribution provisions and to avoid federal income and excise tax. Because the Company's income is derived primarily from its share of income from the Partnership, the Company's cash flow will consist primarily of distributions from the Partnership. The Company may need to borrow funds to meet its distribution requirements because:

  . the Company's or the Partnership's and its subsidiaries' income may not be matched by their related expenses at the time the income is received for purposes of determining taxable income; and

  . non-deductible capital expenditures, creation of reserves, or required debt amortization payments may reduce available cash but not taxable income.

In these circumstances, the Company might have to borrow funds even if its management believes the market conditions make borrowing financially unattractive or that such funds would not be borrowed absent tax considerations.

  Failing to Qualify as a Partnership.   The Company believes that the
Partnership is treated as a partnership, and not as a corporation, for federal income tax purposes. If the IRS were to challenge successfully the status of the Partnership as a partnership for federal income tax purposes:

  .  the Partnership would be taxed as a corporation;

  . the Company would cease to qualify as a REIT for federal income tax purposes; and

  . the amount of cash available for distribution to the Company's shareholders would be substantially reduced.

  Tax Treatment of Leases. The Company believes that the leases of properties owned by Capital Automotive Group will be treated as leases for federal income tax purposes. If the IRS were to challenge successfully the characterization of these leases, the Partnership or its subsidiary would not be treated as the owner of the property for federal income tax purposes. As a result, the Partnership or its subsidiary would lose tax depreciation and cost recovery deductions with respect to such properties, which in turn could cause the Company to fail to qualify as a REIT. Although the Company will use its best efforts to structure any leasing transaction for properties acquired in the future such that the lease will be characterized as a lease and the Partnership or its subsidiary will be treated as the owner of the property for federal income tax purposes, the Company will not seek an advance ruling from the IRS and may not seek an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. Thus, there can be no assurance that future leases will be treated as leases for federal income tax purposes.

  Other Tax Liabilities. Even if the Company qualifies as and maintains its status as a REIT, it may be subject to certain federal income taxes if it has a certain amount of non-qualified income. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100% tax. In addition, the Company may be subject to state and local taxes on its income and property.

REIT Ownership Limit - To maintain its status as a REIT, the Company limits the amount of shares any one shareholder can own.

  The Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of the Company's outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code). To protect the Company's REIT status, the Declaration of Trust prohibits any one shareholder from owning (actually or constructively) more than (1) 9.9% of the outstanding common shares or (2) 9.9% of any class or series of outstanding preferred shares. The constructive ownership rules are complex. Shares of the Company's capital stock owned, actually or constructively, by a group of related individuals and/or entities may be treated as constructively owned by one of those individuals or entities. As a result, the acquisition of less than 9.9% of the outstanding common shares and/or preferred shares (or the acquisition of an interest in an entity that owns common or preferred shares), by an individual or entity could cause that individual or entity (or another) to own constructively more than 9.9% of the outstanding stock. If that happened, the transfer or ownership would be void or such shares would be transferred to a charitable trust and then sold to someone who can own such shares without violating the 9.9% ownership limits.

  The Board of Trustees and two-thirds of shareholders eligible to vote at a shareholder meeting may remove these restrictions if they determine it is no longer in the Company's best interests to attempt to qualify, or to continue to qualify, as a REIT. The 9.9% ownership restrictions may delay, defer or prevent a transaction or a change in the Company's control that might involve a premium price for the common shares or otherwise be in the shareholders' best interest.

Takeover Limitations - Certain tax and anti-takeover provisions of the Company's Declaration of Trust and Bylaws may inhibit a change in control of the Company.

  Certain provisions contained in the Declaration of Trust and the Bylaws of the Company and the Maryland General Corporation Law, as applicable to Maryland REITs, may discourage a third party from making a tender offer or acquisition proposal to the Company. If this were to happen, then it would possibly delay, deter or prevent a change in the Company's control or

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the removal of existing management. This may delay or prevent the shareholders from receiving a premium for their common shares over then-prevailing market prices. These provisions include:

  .  the REIT ownership limits described above;

  . authorization of the issuance of the Company's preferred shares with powers, preferences or rights to be determined by the Board of Trustees;

  . the requirement that a two-thirds vote of the holders of common shares is needed to remove a member of the Board of Trustees; and

  . the terms of the Maryland General Corporation Law regarding business combinations and control share acquisitions.

Changes in Policies - The Company has the right to change some of Capital Automotive Group policies that may be important to the shareholders without shareholder consent.

  The major policies of Capital Automotive Group, including its policies with respect to investments, leverage or financing, growth and debt capitalization, as well as the Company's REIT qualification and distributions, are determined by the Board of Trustees or those committees or officers to whom the Board of Trustees has delegated that authority. The Board of Trustees may amend or revise these and other policies from time to time without shareholder vote. Accordingly, the shareholders may not have control over changes in Capital Automotive Group's policies.

Year 2000 Compliance - Capital Automotive Group may experience operational difficulties if its systems are not fully compliant with Y2K standards.

  Capital Automotive Group has completed an assessment of both its information technology and embedded technology and software applications that could materially affect its business. Based on this review, the Company believes that Capital Automotive Group's systems are "Year 2000" compliant. Coding errors or other defects may be discovered, however, in the future. Capital Automotive Group is dependent on third parties, such as lessees, who pay rent to Capital Automotive Group and provide it with information. The Company is still assessing compliance by these third parties and does not know whether systems of other companies it depends on, including its lessees, will be year 2000 compliant. Capital Automotive Group's revenues, business and operations could be negatively affected if these companies' systems are not year 2000 compliant. For example, Capital Automotive Group may experience delays in collecting rent payments. The Company has not yet developed a contingency plan to deal with third party non-compliance.

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

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




  CAPITAL AUTOMOTIVE REIT



  By:     /s/ Thomas D. Eckert
         -------------------------------------
  Name:  Thomas D. Eckert
         -------------------------------------
  Title: President and Chief Executive Officer
         -------------------------------------



Date:    February 26, 1999

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